                                                                     EXHIBIT 2.2

                           BUSINESS TRUST AGREEMENT


          BUSINESS TRUST AGREEMENT (this "Agreement"), dated as of November 27, 1996, among Wingate Partners, L.P., a Delaware limited partnership ("Wingate") and Wingate Affiliates, L.P., a Delaware limited partnership ("WALP"), together as initial grantors (the "Initial Grantors"), Wilmington Trust Company, a Delaware banking corporation, as Trustee (the "Trustee"), Frederick B. Hegi, Jr., as Manager (the "Manager"), and the Unitholders listed on the signature pages hereto and any Person which may hereafter become a Unitholder pursuant to the terms hereof and the Trust Unit Exchange Agreement (as hereinafter defined).

          WHEREAS, the Initial Grantors, the Unitholders, and the Trustee desire to establish a trust to exchange the Class A Common Stock, $0.01 par value ("Loomis Common Stock"), of Loomis Holding Corporation, a Delaware corporation ("Loomis"), contributed hereto for the purpose of acquiring the common stock, $0.01 par value ("Newco Common Stock", and, together with Loomis Common Stock, the "Securities"), of Loomis-Wells Corporation, a Delaware corporation (the "Company"), pursuant to a Contribution Agreement, as it may be amended and in effect from time to time (the "Contribution Agreement"), among the Company, Loomis, Loomis Armored Inc., a Texas corporation, Wells Fargo Armored Service Corporation, a Delaware corporation ("Wells Fargo"), Borg-Warner Security Corporation, a Delaware corporation, and the Trust;

          WHEREAS, the Initial Grantors and the Trustee desire to establish this Trust solely for the purposes of exercising voting rights with respect to the Securities, satisfying indemnity claims against, and other obligations of, the Trust arising pursuant to the Contribution Agreement, and holding, liquidating or disposing of the Securities in accordance with the terms set forth herein and in the Stockholders Agreement (the "Stockholders Agreement"), to be entered into among the Trust, the Company and Wells Fargo;

          WHEREAS, the Initial Grantors and the Trustee desire that the beneficial interest in the assets of the Trust be divided into percentage interests of beneficial interest in the Trust as hereinafter provided;

          WHEREAS, pursuant to the Contribution Agreement, the Trust will agree to assume certain contingent liabilities and enter into an assignment and assumption agreement (the "Excess Claims Assumption Agreement") with respect thereto;

          WHEREAS, in connection with the transactions contemplated by the Contribution Agreement and at the direction of the Unitholders holding a majority in interest of the Units, the Trust will enter into a Stock Contribution Agreement (the "Stock Contribution Agreement"), whereby the Trust may be obligated to contribute certain shares of Newco Common Stock held by the Trust to the Company in connection with the exercise by employees of certain stock options for shares of Newco Common Stock; and

          WHEREAS, the Trust is intended to be classified for tax purposes as a grantor trust for purposes of Section 671 to Section 679 of the Code (and under any comparable provisions of state or local law) as to which the Unitholders are treated as the owners of the underlying assets and income;

          NOW THEREFORE, the Initial Grantors, the Unitholders, the Manager and the Trustee hereby declare that all money and property contributed to the Trust established hereunder shall be held and managed in trust for the benefit of the Unitholders subject to the provisions hereof and further agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

    1.1   Capitalized Terms.  For all purposes of this Agreement, the following
          -----------------
terms shall have the meaning set forth below:

          "Act" means the Delaware Business Trust Act, 12 Del. C. (S)(S) 3801-
                                                          -------
3822, or the corresponding provisions of any succeeding law.

          "Affiliate" means, when used with reference to a specified Person, (a) any Person directly or indirectly controlling, controlled by or under common control with such specified Person, (b) any Person owning or controlling at least a majority of the outstanding voting securities of such specified Person,
(c) any officer, director or partner of such specified Person and (d) if such specified Person is an officer, director or general partner, any company for which such specified Person acts in such capacity.

          "Agreement" means this Business Trust Agreement, as it may be amended from time to time.

          "Borrower" shall have the meaning set forth in Section 4.6(a).

          "Cash Shortfall" shall have the meaning set forth in Section 4.6(a).

          "Certificate of Trust" means the certificate filed with the Office of the Secretary of State of the State of Delaware as required under the Act to form the Trust.

          "Closing Date" shall have the meaning set forth in Section 3.1(a).

          "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time and as it may be interpreted under regulations promulgated by the Treasury Department.

          "Company" means Loomis-Wells Corporation, a Delaware corporation, and its successors by merger, consolidation, or otherwise.

          "Contribution/Loan Amount" shall have the meaning set forth in Section 4.6(a).

          "Contributions" shall have the meaning set forth in Section 4.6(a).

          "Dissolution Triggering Date" shall have the meaning set forth in
Section 9.1.

          "Fair Market Value" shall mean, as to any non-cash property of the Trust (i) as to publicly-traded securities which constitute non-cash property of the Trust, the average of the Sales Price of a share of such securities during the 45 Trading Days immediately preceding the date of the event requiring the determination of Fair Market Value; provided, however, that if the Trust is
                                    --------  -------
terminated upon the consummation of an Initial Public Offering in accordance with Section 9.1, the Fair Market Value of publicly-traded securities which constitute non-cash property shall equal the public offering price per share of such non-cash property or (ii) as to any non-cash property of the Trust other than publicly-traded securities, the fair market value of such property as determined by any qualified Person (other than the Trustee or Manager) selected by the holders of a majority in interest of the Units as evidenced in writing.

          "Fiscal Year" means the fiscal year of the Trust, which shall initially be the calendar year.

          "Initial Grantors" means, collectively, Wingate and WALP.

          "Initial Public Offering" means the consummation of an underwritten public offering or series of underwritten public offerings of Newco Common Stock producing aggregate gross proceeds to the Company and any stockholders of the Company selling shares of Newco Common Stock thereunder of at least $100 million in the aggregate, pursuant to one or more effective registration statements under the Securities Act.

          "Loan Amount" shall have the meaning set forth in Section 4.6(b).

          "Loans" shall have the meaning set forth in Section 4.6(a).

          "Manager" means Frederick B. Hegi, Jr., or any successor appointed pursuant to the terms of this Agreement.

          "Ownership Percentage" means, with respect to a Unitholder, the proportion (expressed as a percentage) of the beneficial interest in the Trust held by such Unitholder based on the number of Units owned by such Unitholder as compared to the number of Units owned by all Unitholders at the time of calculation.

          "Person" means an individual, partnership, limited liability company, joint venture, corporation, trust, estate or other entity.

          "Quarterly Distribution Date" means March 31, June 30, September 30 and December 31 of each year of the Trust's existence.

          "Regulations" means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "Reserve" shall have the meaning ascribed to such term in the Stockholders Agreement.

          "Sales Price" means, with respect to any publicly-traded securities which constitute non-cash property of the Trust, for any given day, the closing sale price (or, if no closing sale price is reported, the average of the bid and ask prices or if more than one in either case, the average of the average bid and ask prices on such day) of a share of such security as reported by the national or regional securities exchange upon which such security is listed and principally traded (or, if applicable, quoted on the Nasdaq Stock Market); provided, however, that if any such date shall not be a Trading Day,
         --------  -------
the Sale Price shall be based on the specified price on the Trading Day preceding such date.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Service" means the United States Internal Revenue Service or its successor.

          "Trading Day" means each day on which the securities exchange or inter-dealer quotation system on which any publicly-traded securities that constitute non-cash property of the Trust are traded is open for the transaction of business.

          "Transfer" means the sale, assignment, conveyance, transfer, gift, pledge, hypothecation, mortgage, exchange or other disposition whether voluntary, involuntary, by operation of law or otherwise, of any Unit or any right, title or interest therein or thereto including without limitation, disposition upon death by a Unitholder of his or her Units; provided, however,
                                                            --------  -------
that granting a security interest in a Borrower's rights to distributions pursuant to Section 4.6 hereof shall not be deemed to be a Transfer.

          "Trust" means the trust established by this Agreement which shall be known as the Loomis Stockholders Trust.

          "Trust Certificate" means a certificate evidencing the Ownership Percentage of a Unitholder in substantially the form attached as Exhibit A to the Trust Unit Exchange Agreement.

          "Trustee" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as Trustee under this Agreement, and any successor Trustee hereunder.

          "Trust Note" shall have the meaning set forth in Section 4.6(b).

          "Trust Property" means all right, title and interest of the Trust in and to any property contributed to the Trust by the Initial Grantors and the Unitholders or otherwise acquired by the

Trust, including without limitation all distributions, payments or proceeds thereon.

          "Trust Unit Exchange Agreement" means the Trust Unit Exchange Agreement, to be entered into among the Company, the Trust, the Manager and the Persons that become Unitholders to this Trust listed on the signature pages thereof on or prior to the Closing Date.

          "Unitholder" means a holder of a Unit.

          "Units" means percentage interests of beneficial interests in the Trust consisting of a maximum of 2,658,970 Units.


                                  ARTICLE II

                                 ORGANIZATION
                                 ------------

    2.1   Name.  The Trust created hereby shall be known as the Loomis
          ----
Stockholders Trust (the "Trust") in which name, or any subsequent name as shall be selected by the Manager, subject to the terms hereof, the Manager shall conduct the affairs of the Trust.

    2.2   Declaration of Trust.  The Trustee hereby declares that it will hold
          --------------------
the Trust Property in trust upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust constitute a business trust under the Act and that this Trust Agreement shall constitute the governing instrument (as that term is used in the Act) of the Trust.

    2.3   Transfer of Trust Property to the Trust.  The Initial Grantors have
          ---------------------------------------
granted to the Trust all of its right, title and interest in and to the initial Trust Property. The Initial Grantors hereby grant to the Trust an aggregate of 1,344,433 shares of Loomis Common Stock as initial Trust Property.

    2.4   Appointment of the Trustee.  Except as otherwise permitted by this
          --------------------------
Agreement, the number of Trustees shall be one. The Initial Grantors hereby appoint Wilmington Trust Company as Trustee of the Trust to satisfy the requirements of Section 3807 of the Act, effective as of the date hereof, and to have all the rights, powers and duties as set forth herein. The management of the affairs of the Trust is hereby delegated to the Manager; provided, however,
                                                             --------  -------
the Trustee shall only take such action with respect to the Trust as shall be specifically provided in this Agreement. The Trustee acknowledges receipt in trust from the Initial Grantors as of the date hereof, of an aggregate of 1,344,433 shares of Loomis Common Stock, constituting the initial Trust Property. As soon as practicable upon the date hereof, the Trustee shall file the Certificate of Trust required by Section 3810(a) of the Act in the office of the Secretary of State of the State of Delaware.

    2.5   Resident Trustee.  The name of the resident Trustee of the Trust in
          ----------------
the State of Delaware is Wilmington Trust Company.

    2.6   Office.  The office of the Trust shall be in care of the Trustee,
          ------
addressed to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Custody, or at such other address as the Manager may designate by notice to the Unitholders.

    2.7   Purposes and Powers.  The sole purposes of the Trust shall be (a) to
          -------------------
exchange shares of Loomis Common Stock held as Trust Property for shares of Newco Common Stock pursuant to and in accordance with the terms of the Contribution Agreement, (b) to perform the obligations and enforce the rights of the Trust under the Contribution Agreement, the Stockholders Agreement, the Excess Claims Assumption Agreement and the Stock Contribution Agreement, including the satisfaction of indemnity claims and other obligations of the Trust arising pursuant to the Contribution Agreement, (c) to receive, hold, liquidate, dispose, sell, and exercise voting rights with respect to Securities, and (d) to engage in such other activities as are permitted hereby or are incidental or ancillary thereto as the Manager shall deem necessary, advisable, or appropriate, all upon the terms and conditions set forth in this Agreement.

    2.8   Duties of Manager and Trustee.  The Manager shall devote to the
          -----------------------------
affairs of the Trust such time as may be necessary for the proper performance of its duties hereunder, but neither the Manager nor the officers, directors, trustees, shareholders, partners or Affiliates of the Manager shall be expected to devote their full time to the performance of such duties. The Manager, or any Affiliate, shareholder, officer, director, partner or employee thereof, or any person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of any nature and description, independently or with or for the account of others. The Trustee shall be responsible for performing only the following duties with respect to the Trust: (i) to execute, deliver, acknowledge and file any Certificates of Trust and any amendments thereto required to be filed pursuant to applicable law, (ii) to execute amendments to this Agreement, (iii) to execute, deliver, acknowledge and file certificates of cancellation required to be filed pursuant to applicable law, and (iv) to execute Trust Certificates pursuant to the direction of the Manager; provided,
                                                                     --------
however, the Manager may execute such Trust Certificates on behalf of the
-------
Trustee. The Trustee shall provide prompt notice to the Manager of its performance of any of the foregoing. The Manager shall keep the Trustee reasonably informed of any actions of the Manager or other instances that could affect the rights, duties or liabilities of the Trustee. The Trustee shall have no other authority, duties or liabilities, except as are expressly set forth above or as directed in writing by the Manager and consented to by the Trustee, and shall have no implied authority or duties with respect to the affairs of the Trust. In no event shall the Trustee have any liability for the acts or omissions of the Manager. Finally, any provision of this Agreement to the contrary notwithstanding, neither the Manager nor the Trustee shall have any power, right or authority to undertake any act or exercise any discretion which would cause the Trust to fail to be classified as a "Trust" under Section 7701 of the Code.

    2.9   Other Expenses, Liabilities of Trust.  The Unitholders shall be
          ------------------------------------
entitled to the same limitation of personal liability extended to shareholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. The Unitholders shall not be liable for any liabilities and obligations of the Trust, including without limitation any liability under Article VIII hereof. If any Unitholder as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, he shall not, on account thereof, be held to any personal liability.


                                  ARTICLE III

                  TRUST CERTIFICATES AND TRANSFER OF INTEREST
                  -------------------------------------------

    3.1   Issuance of Trust Certificate.  (a) The interest of the Unitholders
          -----------------------------
shall be divided into units of beneficial interest which shall be designated "Units." The Units will initially be transferred to the Unitholders pursuant to this Agreement and additional Units will be issued pursuant to the Trust Unit Exchange Agreement on or prior to the date of the closing of the transactions contemplated by the Contribution Agreement (the "Closing Date"). The number of Units originally issued to the Initial Grantors, as Unitholders, pursuant to this Agreement is set forth opposite each of such Initial Grantor's name on Exhibit
-------

A hereto.  Upon executing the Trust Unit Exchange Agreement, the Persons
-
receiving Units thereunder will be obligated, as of the time of such execution of the Trust Unit Exchange Agreement, to become Unitholders under this Agreement and to execute a joinder or amendment to this Agreement in such capacity.

          (b) Ownership of Units shall be evidenced by Trust Certificates.
Every Unitholder shall be entitled to receive a Trust Certificate specifying the number of Units held by such Unitholder. Following the Closing Date, no additional Units shall be issued by the Trust, except in the case of a permitted Transfer of an outstanding Unit pursuant to Section 3.2 hereof, and from and after the Closing Date there shall be no reduction in or other adjustment to the number of outstanding Units.

          (c) Each Trust Certificate shall be executed by manual or facsimile signature on behalf of the Trustee or the Manager by one of its authorized officers or representatives. Trust Certificates bearing the manual or facsimile signature of an individual, who was, at the time when such signature was affixed, authorized to sign on behalf of the Trustee or the Manager, shall, notwithstanding that such individual has ceased to be so authorized prior to the delivery of such Trust Certificate or does not hold such office at the date of such Trust Certificate, bind the Trust. Each Trust Certificate shall be dated the date of its issuance.

          (d) Each Unit shall have the same rights and obligations as every other Unit under this Trust.

    3.2   Registration and Transfer of Certificates.  (a) The Manager, or any
          -----------------------------------------
agent appointed by him, shall maintain a register for the registration and Transfer of Trust Certificates and the number of Units represented by each Trust Certificate.

          (b) A Unitholder may Transfer a Unit only if all of the following conditions have been satisfied:

              (i) all of the non-transferring Unitholders shall have consented to the Transfer, which consent of any such Unitholder may be granted or withheld in the sole discretion of such Unitholder and may be unreasonably withheld;

              (ii) the transferor has delivered to the Manager an opinion of counsel reasonably satisfactory to the Manager to the effect that (A) the Transfer is not required to be registered under the Securities Act or any applicable state securities law and (B) the Transfer will not cause the Trust to be required to register (or seek an exemption from registration) under the Investment Company Act of 1940, as amended (the "Investment Company Act");

              (iii) each of the transferor and the transferee has agreed to reimburse the Trust for costs incurred by the Trust in connection with the Transfer, including the costs incurred as a result of Section 3.2(b)(ii) above; and

              (iv) the transferee has delivered to the Manager an instrument in writing signed by the transferor and the transferee reasonably satisfactory to the Manager, stating that the transferor has the right to Transfer, and the transferee has the right to acquire, the transferor's Units proposed to be transferred and acknowledging that the transferee accepts and agrees to be bound by the terms and provisions of this Agreement, including the assumption of any obligation of the transferor to the Trust.

    In the event of the death of a Unitholder, any transferee, beneficiary or devisee will receive an economic interest only with respect to Units held by such Unitholder and shall have no other rights of a Unitholder hereunder until such Person shall have complied with each of the provisions in this Section 3.2(b).

          (c) An attempted Transfer of a Unit will be void ab initio and of no
                                                           -- ------
effect whatsoever if such attempted Transfer of a Unit would, if effected, cause the Trust to be subject to the registration requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor statute or statutes, or cause the Trust to be required to register (or seek an exemption from registration) as an investment company under the Investment Company Act.

          (d) If the conditions set forth in Section 3.2(b) are satisfied, promptly upon the receipt by the Manager of the transferor's Trust Certificate, the Manager shall record on the trust register the name of the transferee as a Unitholder and its Ownership Percentage and shall register and issue, execute and deliver to such Unitholder a Trust Certificate evidencing such Ownership Percentage. In the event a transferor Transfers only a portion of its beneficial interest in the Trust, the Manager shall register and issue to such transferor a new Trust Certificate evidencing such transferor's new Ownership Percentage. Subsequent to a Transfer and upon the issuance of the new Trust Certificate or Trust Certificates, the Manager shall cancel the Trust Certificate surrendered to it in connection with such Transfer. The Manager may treat the person in whose name any Trust Certificate is registered as the sole Unitholder of the beneficial interest in the Trust evidenced by such Trust Certificate. No fractional Units shall be created by the Transfer of Units.

          (e) As a condition precedent to any registration of Transfer, the Manager may require the payment of a sum sufficient to cover the payment of any tax or taxes or other governmental charges required to be paid in connection with such Transfer.

    3.3   Lost, Stolen, Mutilated or Destroyed Certificates.  If (i) any
          -------------------------------------------------
mutilated Trust Certificate is surrendered to the Manager, or (ii) the Manager receives evidence to its satisfaction that any Trust Certificate has been destroyed, lost or stolen, and upon proof of ownership satisfactory to the Manager, together with such security or indemnity as may be requested by the Manager to save it harmless, the Manager shall execute and deliver a new Trust Certificate for the same Ownership Percentage as the Trust Certificate so mutilated, destroyed, lost or stolen, of like tenor and bearing a different issue number, with such notations, if any, as the Manager shall determine.


                                  ARTICLE IV

                          CONCERNING THE UNITHOLDERS
                          --------------------------

    4.1   Action by Unitholders with Respect to Certain Matters.  The Manager
          -----------------------------------------------------
shall not, without prior written consent of all Unitholders (each determined pursuant to Section 4.4 of this Agreement), have the power to amend the terms of this Agreement or merge or consolidate the Trust.

    4.2   Removal of Trustee; Manager.  The Manager may remove the Trustee with
          ---------------------------
or without cause; provided, however, that if such Trustee is the sole Trustee,
                  --------  -------
the Manager may only remove such Trustee after the appointment of a successor Trustee who complies with Section 3807 of the Act. The Unitholders may remove the Manager with or without cause; provided, however, that the Unitholders may
                                   --------  -------
only remove such Manager after the appointment of a successor Manager who agrees to be bound by the terms of this Agreement.

    4.3   Restrictions on Unitholders' Power.  Each Unitholder shall comply with
          ----------------------------------
the applicable provisions of the Code and the applicable Treasury regulations thereunder in the manner necessary to effect the intention of the parties that the Trust be treated as a grantor trust pursuant to Section 671 to Section 679 of the Code (and any comparable provisions of state or local law) for tax purposes as to which the Unitholders are treated as the owners of the assets and income in proportion to their respective Ownership Percentage, and that the Trust be accorded such treatment until its termination pursuant to Section 9.1 hereof, and shall take any action required by the Code or Regulations in order to maintain the classification of the Trust as a grantor trust for federal income tax purposes.

    4.4   Consent of Unitholders.  Except as provided in the definition of "Fair
          ----------------------
Market Value" and Sections 6.1(c) and 9.1 hereof, any action which may be taken or consent which may be given by Unitholders under this Agreement may be effected only by a unanimous written consent given by the Unitholders, which consent must be received by the Manager prior to its effectiveness.

    4.5   Voting Rights.  Except as otherwise expressly provided in this
          -------------
Agreement or required by applicable law, Unitholders shall have no voting rights whatsoever. On any matter which, pursuant to the express provisions of this Agreement or applicable law, is the proper subject of a vote (by written consent) by the Unitholders, each Unitholder entitled to vote shall be entitled to cast one vote for each Unit which he holds. The exercise by the Unitholders of any of their voting and other rights pursuant to and in accordance with this Agreement shall not constitute participation in or control over Trust business.

    4.6   Cash Contribution and Incurrence of Indebtedness.  (a)  In the event
          ------------------------------------------------
that the Trust shall require funds (the "Cash Shortfall") in order to satisfy obligations of the Trust arising pursuant to the Loomis Excess Claims Assumption Agreement (as defined in the Contribution Agreement), satisfy any collateral requirements of insurance policies of the Loomis Casualty and Employee Claims Trust (as defined in the Contribution Agreement) or allow for the sale and transfer of all or a portion of the Loomis Casualty and Employee Claims (as defined in the Contribution Agreement) to a third party insurer, upon the request of the Manager each Unitholder may, but shall not be obligated to, for the purpose of satisfying the Cash Shortfall, make a cash contribution to the Trust equal to the product of the amount of the Cash Shortfall (subject to the limitation set forth below) times such Unitholder's Ownership Percentage (the "Contributions") (with each Unitholder who fails to make a Contribution being referred to herein as a "Borrower"); provided, however, that to the extent that
                                     --------  -------
the total of the Contributions is less than the Cash Shortfall, Wingate may make a loan to the

Borrowers in the amount of the remainder of the Cash Shortfall in the manner herein provided (the "Loans"), and Wingate shall pay the amount of the Loans directly to the Trust; provided, however, that in no event shall the aggregate
                       --------  -------
Contributions and Loans (the "Contribution/Loan Amount") at any one time outstanding with respect to a Cash Shortfall pursuant to this Section 4.6 exceed $3,000,000.

          (b) Upon the making of any Loans by Wingate pursuant to Section 4.6(a), the Trust shall execute and deliver a promissory note (a "Trust Note") to Wingate in an amount equal to the product of the Contribution/Loan Amount times the total Ownership Percentages of the Borrowers (the "Loan Amount"). Interest on the Loan Amount shall accrue at a rate of 10% per annum from the date of issuance of the Trust Note until the principal amount thereof, together with accrued interest thereon, is repaid in full. Each Trust Note shall be secured by each Borrower's rights to distributions pursuant to Section 5.1. The principal amount and accrued interest of any Trust Note shall be repaid in full on or following the Dissolution Triggering Date in accordance with Section 9.1 hereof; provided, however, that if and to the extent any cash is distributed to
        --------  -------
the Unitholders pursuant to Section 5.1, such cash otherwise distributable to any Unitholder that is a Borrower shall be first applied to repaying such Unitholder's allocation of interest in respect of such Trust Note, then to repaying such Unitholder's allocation of principal in respect of such Trust Note, and the remainder, if any, shall be distributed to such Unitholder in accordance with Section 5.1. Each Borrower may, at its option, prepay the amount of its Loan, plus accrued interest, at any time, by making full payment of such amount to Wingate (or the Trust), and upon such repayment such Borrower's rights to distribution pursuant to Section 5.1 hereof shall be released (as evidenced in writing by the Trust) as security for the Trust Note. The Borrowers shall have no obligations to repay the Loan Amount or any accrued interest thereon except out of distributions pursuant to Section 5.1.


                                   ARTICLE V

                         DISTRIBUTIONS OF TRUST FUNDS
                         ----------------------------

    5.1   Distributions.  Subject to Section 4.6, all distributions of cash and
          -------------
other property of the Trust shall be made to the Unitholders pro rata in
                                                             --- ----
proportion to their Ownership Percentages immediately prior to such distribution. Except for (i) Newco Common Stock, (ii) any securities received by the Trust in exchange for Newco Common Stock which are not publicly-traded so long as the Manager receives the unanimous written consent of the Unitholders within 60 days following receipt of such securities, (iii) any interest in the Loomis Casualty and Employee Claims Trust and the Loomis Indemnity Trust (each as defined in the Contribution Agreement), and (iv) the Reserve, Trust cash and any other Trust Property (including, without limitation, any cash received by the Trust from the sale of Securities and excluding cash resulting from capital contributions), less any amounts required to fund the Reserve and such additional amounts (if any) as the holders of a majority in interest of the Units reasonably deem necessary to meet current or future Trust administrative costs and administrative obligations, shall be distributed on or before each Quarterly Distribution Date. Newco Common Stock, any securities received by the Trust in exchange for Newco Common Stock which are not publicly-traded and for which the unanimous written consent of the Unitholders to retention of such securities by the Trust has been given, and any interest in the Loomis Casualty and Employee Claims Trust and the Loomis Indemnity Trust shall not be distributed prior to the Dissolution Triggering Date. In the event of the dissolution of the Trust pursuant to the provisions of Section 9.1, the Fair Market Value of Trust Property other than cash shall be determined as promptly as practicable following such Dissolution Triggering Date, and following the completion of such valuation, such non-cash Trust Property and any cash shall be distributed (except for amounts withheld pursuant to clause (iv) of this Section 5.1), after compliance with Section 3808 of the Act as required by Section 9.1 hereof, to the Unitholders in accordance with the formula set forth above.

    5.2   Compensation and Expenses.  The Trustee will receive compensation in
          -------------------------
accordance with the fee arrangement between the Trustee and the Trust. In addition, the Trustee shall be entitled to reimbursement for any and all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel), including without limitation filing fees incurred in connection with the performance of its duties under Section 2.8 hereof. Notwithstanding anything in this Agreement to the contrary, no distributions will be made to Unitholders hereunder until all fees and expenses then payable to the Trustee have been paid.

    5.3   Employment of Manager and other Persons.  The Manager is responsible
          ---------------------------------------
for the general policies of the Trust and for such general supervision and management of the affairs of the Trust as may be necessary to assure that such affairs conform to the provisions of this Agreement. However, the Manager shall not be required personally to conduct all the affairs of the Trust. Consistent with its ultimate responsibility as stated herein, the Manager shall have the power to appoint, employ or contract with any Person as the Manager may deem necessary or proper for the transaction of the affairs of the Trust. Neither this Agreement nor any principle of law or equity shall preclude or limit, in any respect, the right of the Manager or any Affiliate thereof to engage in or derive profit or compensation from any activities or investments, nor give any Unitholder any right to participate or share in such activities or investments or any profit or compensation derived therefrom.

    5.4   Method of Payment.  All cash amounts payable to any Unitholder
          -----------------
pursuant to this Agreement shall be paid by the Trust to such Unitholder or a nominee therefor by check payable to such Unitholder, mailed first class to the address of such Unitholder appearing on the register of the Trust.

    5.5   Investment of Monies.  Monies received by the Trustee or the Manager
          --------------------
hereunder need not be segregated in any manner except to the extent required by law. Pending distribution of any cash received by the Trust, the Trustee or the Manager shall be prohibited from investing such cash other than in demand or time deposits in one or more financial institutions having a net worth of at least $500 million each, the U.S. Government portfolio of the Rodney Square Fund, a money market mutual fund managed by an Affiliate of the Trustee, commercial paper of one or more corporations having a credit rating of at least "A," United States treasury obligations or short-term certificates of deposit, each having a maturity date on or before the next Quarterly Distribution Date, except in the case of the Reserve, as to which a term of three months or less is permissible. The Trustee and the Manager shall hold all such investments to the maturity thereof. Neither the Manager nor the Trustee shall be liable for any loss or depreciation resulting from the investment of such cash in accordance with the provisions hereof.

    5.6   Certain Obligations of Trust.  Notwithstanding anything else in this
          ----------------------------
Agreement to the contrary, the Manager, Trustee and Unitholders each acknowledge and agree that the Trust is subject to certain indemnification and other obligations pursuant to the Contribution Agreement, the Stockholders Agreement and the Excess Claims Assumption Agreement and certain obligations with respect to the Newco Common Stock to be owned by the Trust following the Closing pursuant to the Stock Contribution Agreement. Each of the Unitholders hereby expressly agrees that the Manager shall have the authority to comply with the Trust's obligations under the Contribution Agreement, the Stockholders Agreement, the

Excess Claims Assumption Agreement and the Stock Contribution Agreement. The Manager's authority to comply with the Trust's obligations under such agreements shall include the authority to appoint an independent third party following a Dissolution Triggering Date to evaluate any potential liabilities, obligations or claims against the Trust pursuant to its obligations thereunder, and to reserve and hold back a portion of the Trust Property from distribution which such third party deems necessary to satisfy such liabilities or claims.


                                  ARTICLE VI

                AUTHORITY AND DUTIES OF THE MANAGER OR TRUSTEE
                ----------------------------------------------

    6.1   Powers of the Manager.  (a)  The Manager shall, as to all Securities
          ---------------------
held by the Trust, possess and be entitled to exercise all rights of the holders of the Securities of every kind, including, without limitation, (i) the right to vote for election and/or removal of directors and all other matters as may be voted upon by the holders of Securities, including without limitation the right to vote as to any merger or consolidation or disposition of assets involving the Company, (ii) the right to dispose of the Loomis Common Stock in exchange for Newco Common Stock pursuant to the terms and subject to the conditions set forth in the Contribution Agreement, and (iii) the right to sell, transfer, assign or otherwise dispose of all or any portion of the shares of Newco Common Stock;

provided, however, that the Manager shall have no authority to invest any
--------  -------
distributions or sales proceeds with respect to the Newco Common Stock other than in accordance with Section 5.5 hereof. No Unitholder shall have the right to request that the Trust sell or otherwise dispose of any Securities. The Manager may be a director of Loomis and/or the Company and may vote all shares of Loomis Common Stock and Newco Common Stock deposited pursuant to this Agreement in favor of his election as director. The holders of Trust Certificates shall not have any right with respect to any such stock held by the Trust to vote, take part in or consent to any corporate or stockholders' action of Loomis or the Company or to any disposition of the Loomis Common Stock or Newco Common Stock pursuant to the terms hereof.

          (b) The Manager, on behalf of the Trust, shall vote on matters which may come before him at any meeting of the Loomis' or the Company's stockholders, and shall vote for directors of Loomis or the Company. The Manager may vote all Securities held pursuant to this Agreement in person or by such person or persons as he shall select as his proxy.

          (c) The Manager is hereby authorized to act on behalf of the Unitholders and the Trust created hereby to enter into agreements on behalf of the Trust that have been approved by Unitholders holding a majority in interest of the Units, to execute, deliver, and thereafter perform the obligations of the Trust under or pursuant to any document, agreement, certificate or instrument necessary or appropriate to further the purposes of the Trust that has been executed or approved by Unitholders holding a majority in interest of the Units and to comply with the obligations (and enforce the rights) of the Trust under the Contribution Agreement, the Stockholders Agreement, the Stock Contribution Agreement, and the Excess Claims Assumption Agreement, including without limitation, any agreement and related documents requiring a distribution or delivery of Newco Common Stock to the Company pursuant to the terms of the Stock Contribution Agreement or the delivery of a portion of any proceeds from the sale or disposition of Securities to a third party to meet the obligations of the Trust. Any disposition of Securities or proceeds from a disposition therefrom that are delivered to a third party shall be deemed to be delivered on behalf of the Unitholders, pro rata as their Ownership Percentages may appear. The Manager is hereby authorized to collect proceeds from the disposition of assets of the Trust. In furtherance of the foregoing, and subject to the following limitations, the Manager is hereby authorized to:

          (i) Retain all or any assets constituting part of the Trust assets, to hold legal title to property of the Trust in the name of the Trust, to invest or reinvest funds of the Trust only as provided in Section 5.5 and to cause such investment or any part thereof to be registered and held in his name, as Manager, or in the names of nominees.

         (ii) Maintain appropriate books and records relating to the Trust and the Trust assets.

        (iii) Subject to the consent or approval of Unitholders holding a majority in interest of the Units, initiate, prosecute, defend, supervise, direct, compromise or settle any claim, demand, action or proceeding relating to the Trust or this Agreement, and, in connection therewith, to retain and employ such agents and professionals (including professionals which are Affiliates of the Manager) and to confer upon them such authority as Unitholders holding a majority in interest of the Units may deem expedient to carry out the provisions and purposes of the Trust or any agreement to which the Trust is a party, and to pay reasonable compensation therefor from the assets of the Trust; provided that the Manager shall not be required to enter into or maintain any claim, demand, action or proceeding relating to the Trust unless he shall have sufficient Trust funds on hand for that purpose or unless he shall have been indemnified to his satisfaction against all expenses and liabilities to which he may, in his judgment, be subjected by any such action or his part.

         (iv) Subject to the consent or approval of Unitholders holding a majority in interest of the Units, if any proceeds from disposition of any assets of the Trust are recovered in a form other than cash and are not reasonably susceptible to distribution, or if valuation of such proceeds is otherwise necessary or appropriate in order for the Manager to carry out the purposes of this Trust, to take such action as may, in the opinion of Unitholders holding a majority in interest of the Units, be necessary or appropriate to reduce such proceeds to a form susceptible to distribution, including, but not limited to, retaining professionals for such purpose, which professionals may be reasonably compensated therefor from the assets of the Trust.

          (v) Perform any and all acts, exercise any and all rights, enter into any and all proceedings, contracts and other instruments (including, but not limited to, the preparation and filing of any statement, document or instrument with any governmental body having jurisdiction over the Trust) that are not inconsistent with the provisions hereof and that the Manager deems necessary and advisable in his opinion for the exercise by the Manager of all the rights and privileges accorded to him hereunder, subject to all limitations on his authority hereunder, for the protection and safekeeping of the assets of the Trust and for the administration of the Trust in accordance with the terms of this Agreement and applicable law.

          (d) Notwithstanding anything to the contrary herein, the Manager shall not at any time, on behalf of the Trust or the Unitholders, enter into or engage in any trade or business, and no part of the Trust assets shall be used or disposed of by the Manager in furtherance of any trade or business, and, except as provided by Section 5.5, the Manager shall have no power to invest or reinvest Trust Property. Subject to the limitations herein, the Manager shall be restricted to receiving the contribution of the Unitholders and the Initial Grantors pursuant to this Agreement and the Unitholders Trust Exchange Agreement, performing the obligations and enforcing the rights of the Trust pursuant to the Contribution Agreement, the Excess Claims Assumption Agreement, the Stockholders Agreement, the Loomis Casualty and Employee Claims Trust, the Loomis Indemnity Trust, and any related documents, and exercising such other rights and obligations as are specifically provided for in this Agreement. In no event shall the Trust own or retain any marketable stocks or securities, readily marketable assets, operating assets of a going business, unlisted securities of a single issuer constituting 80% or more of the equity securities of such issuer or any general or limited partnership interests. Finally, notwithstanding any other provision of this Agreement to the contrary, the Manager shall not be entitled to undertake any action or exercise any discretion that would result in the Trust not being classified as a "trust" pursuant to
Section 7701 of the Code. The foregoing limitations shall also apply to the Trustee.

          (e) Subject to the powers of the Manager set forth in Section 6.1(c)(iii) hereof, the Manager shall pay or deliver to the Company or Loomis, as the case may be, the amount of the Trust's liabilities pursuant to the obligations of the Trust under the Contribution Agreement, the Stock Contribution Agreement and the Excess Claims Assumption Agreement as certified to the Trust by the Chief Financial Officer of the Company (based upon the instructions of the Board of Directors of the Company upon approval by at least five of the seven directors of the Company (or a proportionate number in the event that the number of directors comprising the Board of Directors of the Company is increased or decreased)).

    6.2   General Duties.  It shall be the duty of the Trustee and the Manager
          --------------
to discharge (or cause to be discharged) all of their respective responsibilities pursuant to the terms of this Agreement and to administer the Trust in the interest of the Unitholders.

    6.3   Accounting and Reports to the Unitholders.  The Manager, if
          -----------------------------------------
applicable, shall (i) maintain or cause to be maintained the books of the Trust on a calendar year basis on the accrual method of accounting, (ii) deliver to each Unitholder, within 60 days of the end of each Fiscal Year, or more often, a copy of the annual financial statement of the Trust for such Fiscal Year.

    6.4   No Duties Except as Specified in this Agreement.  The Trustee and the
          -----------------------------------------------
Manager shall not have any duty or obligation to manage, make any payment in respect of, register, record, sell, dispose of or otherwise deal with the Trust Property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trustee or the Manager is a party, except as expressly provided by the terms of this Agreement and no implied duties or obligations shall be read into this Agreement against the Manager or the Trustee. The Manager and the Trustee nevertheless agree that they will, at their own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Property which result from claims against the Trustee or the Manager personally that are not related to the ownership or the administration of the Trust Property.

    6.5   Notice of Limitation of Liability.  The Manager shall use commercially
          ---------------------------------
reasonable efforts, in the conduct of the Trust's business, to put all suppliers and other persons with whom the Trust does business on notice that the Unitholders, the Manager and the Trustee are not liable for Trust obligations and that such suppliers and other persons shall look solely to the assets of the Trust for payment, and all agreements to which the Trust is a party shall include a statement to the effect that the Trust is a business trust organized under the Act; but the Manager shall not be liable to the Unitholders for any failure to give such notice to such suppliers or other persons.


                                  ARTICLE VII

                  CONCERNING THE TRUSTEE AND PERSON DELEGATED
                  ANY OF THE POWERS AND DUTIES OF THE TRUSTEE
                  -------------------------------------------

    7.1   Acceptance of Trust and Duties.  The Trustee and the Manager accept
          ------------------------------
the Trust hereby created and agree to perform their respective duties hereunder with respect to the same but only upon the terms of this Agreement. Neither the Trustee nor the Manager shall be liable to any third party for any liability or obligation of the Trust. Notwithstanding anything to the contrary set forth in this Agreement, neither the Trustee nor the Manager shall be personally liable to the Trust, nor the

Unitholders or third parties for any of their respective acts or omissions except that the Trustee and the Manager shall be personally liable to the Trust, the Unitholders and third parties (i) with respect to the Trustee's (or its Affiliates, successors, assigns, agents or servants) explicit duties under
Section 2.8 of this Agreement or in all cases with respect to the Manager hereunder, for its acts or omissions (or those of its Affiliates, successors, assigns, agents or servants), as the case may be, constituting fraud, gross negligence, bad faith, recklessness or willful misconduct and (ii) with respect to the Trustee other than with respect to the Trustee's explicit duties under
Section 2.8 of this Agreement, for acts or omissions of the Trustee (or its Affiliates, successors, assigns, agents or servants) constituting fraud, gross negligence, bad faith, recklessness or willful misconduct. Moreover, the Manager shall not be personally liable for any error of judgment made in good faith by any person or entity to whom the Manager has reasonably and in good faith delegated any of its day-to-day duties in managing the Trust. For purposes of this Section 7.1, no partner of the Manager shall be deemed to be an Affiliate thereof.

    7.2   Reliance; Advice of Counsel.  (a) The Trustee, the Manager, and any
          ---------------------------
other person or entity to whom the Trustee or the Manager has delegated its duties in managing the Trust, shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee, the Manager and any other person or entity to whom the Trustee or the Manager has delegated its duties in managing the Trust may accept a certified copy of a resolution or certificate of the board of directors, general partner or other governing body of any corporate or partnership party as conclusive evidence that such resolution or certificate has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee, the Manager, and any other person or entity to whom the Trustee or the Manager has delegated its duties in managing the Trust, may for all purposes hereof rely on a certificate, signed by the president or any vice president, general partner, or by the treasurer or any assistant treasurer or the secretary of any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee, the Manager, and any other person or entity to whom the Trustee or the Manager has delegated its duties in managing the Trust, for any action taken or omitted to be taken by them in good faith in reliance thereon.

          (b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Agreement, the Trustee, the Manager, and any other person or entity to whom the Trustee or the Manager has delegated its duties in managing the Trust, (i) may act directly or, at the expense of the Trust, through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee, Manager, and any person or entity to whom the Trustee or the Manager has delegated its duties in managing the Trust, shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee, Manager, or any person or entity to whom the Trustee or the Manager has delegated its duties in managing the Trust, reasonably and in good faith; and (ii) may, at the expense of the Trust, consult with counsel, accountants and other skilled persons to be selected in good faith and employed by it, and the Trustee, Manager, and any person or entity to whom the Trustee or the Manager has delegated its duties in managing the Trust, shall not be liable for anything done, suffered or omitted reasonably and in good faith by them in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

          (c) No provision of this Trust Agreement shall require either the Trustee or the Manager to take any action, to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights, powers or obligations hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such action, risk or liability is not reasonably assured or provided to it.

          (d) Under no circumstance shall either the Trustee or the Manager be personally liable for any representation, warranty, covenant or other obligation or indebtedness of the Trust.

          (e) Neither the Trustee nor the Manager shall be personally responsible for or in respect of the validity or sufficiency of this Trust Agreement, or for the due execution hereof by the Initial Grantors or the Unitholders, the form, validity, value or sufficiency of the Trust Property, or for the validity and sufficiency of any Trust Certificate.

          (f) Neither the Trustee nor the Manager shall be personally liable for its good faith reliance on the provisions of this Trust Agreement, the Trust Unit Exchange Agreement, the Contribution Agreement, the Stockholders Agreement, the Stock

Contribution Agreement, the Excess Claims Assumption Agreement, the Loomis Casualty and Employee Claims Trust, the Loomis Indemnity Trust, and any other related agreements or documents.

    7.3   Not Acting in Individual Capacity.  Except as expressly provided in
          ---------------------------------
this Article VII, in accepting the trust hereby created, the Trustee acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Agreement shall look only to the Trust Property for payment or satisfaction thereof.


                                 ARTICLE VIII

                                INDEMNIFICATION
                                ---------------

    8.1   Unitholders.  If any Unitholder, as such, of the Trust, is made a
          -----------
party to any suit or proceeding, he shall not, on account thereof, be held to any personal liability. To the fullest extent permitted by law, the Trust shall indemnify and hold each Unitholder harmless from and against all claims and liabilities to which such Unitholder may become subject by reason of his being or having been a Unitholder, and shall reimburse such Unitholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability.

    8.2   The Trustee, Manager and its Affiliates, Their Successors, Assigns,
          -------------------------------------------------------------------
Agents and Servants.  To the fullest extent permitted by law, the Trust shall
-------------------
indemnify and hold harmless the Trustee, Manager and its Affiliates, their successors, assigns, agents and servants from and against any and all liabilities, obligations, losses, damages, taxes, claims, actions, suits, costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against any of the Trustee, the Manager or its Affiliates, their successors, assigns, agents or servants hereunder in any way relating to or arising out of this Agreement, the Contribution Agreement, the Stockholders Agreement, the Excess Claims Assumption Agreement, the Stock Contribution Agreement, the Loomis Casualty and Employee Claims Trust, or the Loomis Indemnity Trust or the administration of the Trust Property or the action or inaction of the Trustee, Manager or its Affiliates, or their successors, assigns, agents or servants hereunder, except that the Trust shall not be required to indemnify the Trustee, or the Manager or its Affiliates, their successors, assigns, agents or servants for expenses arising out of or resulting from (i) with respect to the

Trustee's (or its Affiliates, Successors, assigns, agents or servants) explicit duties under Section 2.8 of this Agreement or in all cases with respect to the Manager hereunder, for its acts or omissions (or those of its Affiliates, successors, assigns, agents or servants), as the case may be, constituting fraud, gross negligence, bad faith, recklessness or willful misconduct and (ii) with respect to the Trustee other than with respect to the Trustee's explicit duties under Section 2.8 of this Agreement, for acts or omissions of the Trustee (or its Affiliates, successors, assigns, agents or servants) constituting fraud, gross negligence, bad faith, recklessness or willful misconduct. The indemnities contained in this Section 8.2 shall survive the termination of this Agreement.

    8.3   Advancement of Expenses.  The Trustee, Manager and its Affiliates,
          -----------------------
their successors, assigns, agents and servants shall receive advances from the Trust for payment of their costs and attorneys' fees as incurred only if each of the following conditions are satisfied:

          (a) the legal action relates to the performance of duties or services by such Person on behalf of the Trust; and

          (b) such Person undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.


                                  ARTICLE IX

                      WINDING UP AND TERMINATION OF TRUST
                      -----------------------------------

    9.1   Termination of the Trust.  The Trust created hereby:  shall be
          ------------------------
dissolved upon the earliest to occur of the following (i) the sale or other final disposition by the Manager of the Trust Property, (ii) the date of the consummation of an Initial Public Offering, (iii) the election by Unitholders holding a majority in interest of the Units to terminate the Trust, (iv) November 27, 2006, (v) the bankruptcy, dissolution, resignation or removal of the Manager, unless the Unitholders unanimously agree to the continuation of the Trust and to the appointment of a new Manager, (vi) the bankruptcy, termination, dissolution, resignation or expulsion of the Trustee, unless a successor Trustee is appointed in accordance with Section 10.1, (vii) the date ten days after the dissolution, termination or bankruptcy of Wingate (or any transferee of all of Wingate's Units), unless all the remaining Unitholders agree in writing to the continuation of the Trust by delivery of written notice to the Manager prior to the expiration of the ten-day period, (viii) after the consummation of the transactions contemplated by the Contribution Agreement, such time as this Trust shall hold of record less than 25% of the issued and outstanding voting securities of the Company, (ix) April 1, 1997 if the closing of the transactions contemplated by the Contribution Agreement have not been consummated by that Date, or (x) the consent of the Manager (the date on which the first to occur of the events set forth in (i) - (x) above shall be referred to herein as the "Dissolution Triggering Date"). Following a Dissolution Triggering Date, the affairs of the Trust shall be wound up by the Manager in accordance with Section 3808 of the Act and, pursuant thereto, the Trust Property shall be distributed to the Unitholders in accordance with Section 5.1 hereof. As soon as practicable thereafter, a Certificate of Cancellation shall be filed with the office of the Secretary of State of the State of Delaware at which time the legal existence of the Trust shall terminate. If the bankrupt, terminated, dissolved, expelled or resigned Trustee is the sole Trustee or the Trustee which meets the requirements of Section 3807 of the Act, a successor Trustee who meets the requirements of Section 3807 of the Act shall be appointed by the Manager.


                                   ARTICLE X

                   SUCCESSOR TRUSTEE AND ADDITIONAL TRUSTEES
                   -----------------------------------------

    10.1  Resignation of Trustee; Appointment of Successor.  (a) The Trustee may
          ------------------------------------------------
resign at any time without cause by giving at least 60 days' prior written notice to the Unitholders, such resignation to be effective upon the acceptance of appointment by a successor Trustee under Section 10.1(b) below. In addition, the Manager may at any time remove the Trustee without cause by an instrument in writing delivered to the Trustee, such removal to be effective upon the acceptance of appointment by a successor Trustee under Section 10.1(b) below.
In case of the resignation or removal of the Trustee, the Manager may appoint a successor Trustee. If a successor Trustee shall not have been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Trustee, the Manager, or any Unitholder may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, as a successor Trustee shall have been appointed as provided above. Any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed as above provided within one year from the date of the appointment by such court.

          (b) Any successor Trustee, however appointed, shall execute and deliver to the predecessor Trustee an instrument accepting such appointment, and thereupon such successor Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Trustee in the trusts hereunder with like effect as if originally named the Trustee herein; but nevertheless, upon the written request of such successor Trustee, such predecessor Trustee shall execute and deliver a Certificate of Amendment to the Certificate of Trust and an instrument transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Trustee, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor Trustee all monies or other property then held or subsequently received by such predecessor Trustee upon the trusts herein expressed.

          (c) If a successor Trustee shall be the sole Trustee, such Trustee shall meet the requirements set forth in Section 3807(a) of the Act, and shall be a bank or trust company incorporated and doing business within the United States of America and having a combined capital and surplus of at least $50,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Trustee hereunder upon reasonable or customary terms.

          (d)  Appointment of Additional Trustees.  At any time or times for the
               ----------------------------------
purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property may at the time be located, the Manager by an instrument in writing, may appoint one or more individuals or corporations to act as separate Trustee or separate Trustees of all or any part of the Trust Property to the full extent that local law makes it necessary or appropriate for such separate Trustee or separate Trustees to act alone.

    10.2  Legal Title.  Legal title to all the Trust Property shall be vested at
          -----------
all times in the name of the Trust except where applicable law in any jurisdiction requires title to any part of Trust Property to be vested in the Trustee.

                                  ARTICLE XI

                                  TAX MATTERS
                                  -----------

    11.1  Tax Status of the Trust.  The Trust is intended to be treated as a
          -----------------------
trust pursuant to Regulation (S) 301.7701-4 and as a grantor trust subject to the provisions of Subchapter J, Subpart E of the Code owned by each Unitholder as grantor in proportion to the Ownership Percentage of each Unitholder. This Agreement shall be construed in a manner consistent with such intention. Except with respect to the Loans, which for tax purposes shall be treated as loans between Wingate and each Borrower and a contribution of the loan proceeds by the Borrower to the Trust, any items of income, deduction, credit or loss of the Trust shall be allocated to the Unitholders for federal income tax purposes in accordance with the Ownership Percentages of the Unitholders.

    11.2  Tax Returns and Reports.  In accordance with (S) 1.671-4(a) of the
          -----------------------
Regulations, the Manager will file with the Service annual information tax returns (Form 1041), as provided in this Section. Items of income, deduction and credit attributable to the Trust will not be reported on the Form 1041. Instead, the Manager will attach to the Form 1041 a separate statement showing the items of income, deduction and credit attributable to the Trust and detailing the allocation of such items to the Unitholders. As soon as practicable after the end of each calendar year (and within the time required by applicable law), the Manager shall cause to be prepared and mailed to the Unitholders such information with respect to the Trust as shall be necessary for each Unitholder to complete and file its federal, state and local income and other tax returns.

    11.3  Withholding.  Notwithstanding the preceding provisions of this
          -----------
section, the Manager may withhold from any amount distributable from the Trust at any time to any person such sum or sums as may be sufficient to pay any tax or taxes or other charge or charges which have been or may be imposed on such person or upon the Trust with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any distribution provided for in this Agreement, whenever such withholding is determined by the Manager to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

    12.1  Amendments.  This Agreement may be amended only by a written
          ----------
instrument signed by the Manager, the Trustee and each Unitholder then a party hereto; provided, however, that the issuance of additional Units in exchange for
        --------  -------
shares of Loomis Common Stock pursuant to the Trust Unit Exchange Agreement and the execution of a joinder hereto shall not be deemed to be an amendment requiring the consent of the Unitholders.

    12.2  Filings.  The Manager shall, within a reasonable time after the
          -------
adoption of any amendment to this Agreement, make any filings or publications required or desirable to reflect such amendment, and within thirty days of the adoption of any amendment, send a copy thereof to the Unitholders.

    12.3  No Legal Title to Trust Property in Unitholders.  The Unitholders
          -----------------------------------------------
shall not have legal title to any part of the Trust Property and shall only have an undivided beneficial interest therein. No transfer, by operation of law or otherwise, of any right, title and interest of the Unitholders in and to their undivided beneficial interest in the Trust Property hereunder shall operate to terminate this Agreement or the Trust hereunder or entitle any successor transferee to an accounting or to the Transfer to it of legal title to any part of the Trust Property.

    12.4  Limitations on Rights of Others.  Nothing in this Agreement, whether
          -------------------------------
express or implied, shall be construed to give to any Person other than the Trustee and the Unitholders any legal or equitable right, remedy or claim in the Trust Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

    12.5  Notices.  Unless otherwise expressly specified or permitted by the
          -------
terms hereof, all notices shall be in writing and delivered by hand, by telecopy or mailed by certified mail, postage prepaid, and, if to the Trustee, addressed to:

               Wilmington Trust Company
               Rodney Square North
               1100 North Market Street
               Wilmington, Delaware  19890-0001
               Attention:  Corporate Custody
               Telecopy: (302) 651-8464
or to such other address as the Trustee may have set forth in a written notice to the Unitholders; if to the Manager, addressed to:

               Frederick B. Hegi, Jr.
               c/o Wingate Partners, L.P.
               750 N. St. Paul Street
               Suite 1200
               Dallas, TX  75201

               with a copy to:

               Weil, Gotshal & Manges LLP
               100 Crescent Court, Suite 1300
               Dallas, Texas  75201-6950
               Attention:  Mary R. Korby, Esq.

and if to a Unitholder, addressed to the Unitholder at the address set forth for such Unitholder in the register maintained by the Manager. Whenever any notice in writing is required to be given by the Manager hereunder, such notice shall be deemed given and such requirement satisfied 72 hours after such notice is mailed by certified mail, postage prepaid, addressed as provided above; any notice given by a Unitholder to the Manager shall be effective upon receipt by an authorized officer of the Manager.

    12.6  Severability.  Any provision of this Agreement which is prohibited or
          ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    12.7  Separate Counterparts.  This Agreement may be executed by the parties
          ---------------------
hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

    12.8  Successors and Assigns.  All representations, warranties, covenants
          ----------------------
and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and its respective successors and assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Unitholder shall bind the successors and assigns of such Unitholder.

    12.9  Headings.  The headings of the various Articles and Sections herein
          --------
are for convenience or reference only and shall not define or limit any of the terms or provisions hereof.

    12.10 Governing Law.  This Agreement shall in all respects be governed by,
          -------------
and construed in accordance with, the laws of the State of Delaware (excluding conflict of law rules), including all matters of construction, validity and performance; provided, however, that there shall not be applicable to the Trust,
             --------  -------
the Trustee or this Trust Agreement any provisions of the laws (statutory or common) of the State of Delaware, other than the Delaware Business Trust Act, pertaining to trusts that relate to or regulate, in a manner inconsistent with the terms hereof (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property,
(iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income and principal,
(vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets, (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, or (viii) the provisions of 12 Del.C. (S)
                                                                  ------
3540.

    12.11 Intent of the Parties.  This Trust is intended to create a trust
          ---------------------
without transferable beneficial interests (except as otherwise permitted herein) and this Trust shall be governed and construed in all respects as a trust.

           [The remainder of this page is intentionally left blank.]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                              WILMINGTON TRUST COMPANY,
                              as Trustee


                              By: /s/ SIGNATURE ILLEGIBLE
                                   ----------------------------
                              Name: ILLEGIBLE
                                   ----------------------------
                              Title:  ILLEGIBLE
                                    ---------------------------




                              /s/ F. B. Hegi, Jr.,
                              ---------------------------------
                              Frederick B. Hegi, Jr.,
                              as Manager and not individually


                              WINGATE PARTNERS, L.P.,
                              as Initial Grantor

                              By:   WINGATE MANAGEMENT COMPANY, L.P., its
                                    general partner


                                    By:/s/ F. B. Hegi, Jr.
                                       ------------------------
                                       Frederick B. Hegi, Jr.,
                                       General Partner

                              WINGATE AFFILIATES, L.P.,
                              as Initial Grantor



                              By:/s/ F. B. Hegi, Jr.
                                 ------------------------------
                                 Frederick B. Hegi, Jr.,
                                 General Partner

    IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                              WILMINGTON TRUST COMPANY,
                              as Trustee


                              By:____________________________
                              Name:____________________________
                              Title:____________________________




                              /s/ F. B. Hegi, Jr.,
                              ---------------------------------
                              Frederick B. Hegi, Jr.,
                              as Manager and not individually


                              WINGATE PARTNERS, L.P.,
                              as Initial Grantor

                              By:   WINGATE MANAGEMENT COMPANY, L.P. its
                                    general partner


                                    By:/s/ F.B. Hegi, Jr.,
                                       ------------------------
                                       Frederick B. Hegi, Jr.,
                                       General Partner

                              WINGATE AFFILIATES, L.P.,
                              as Initial Grantor



                              By:/s/ F.B. Hegi, Jr.,
                                 ------------------------------
                                 Frederick B. Hegi, Jr.,
                                 General Partner

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                              WINGATE AFFILIATES, L.P.
                              as Unitholder

                              By: WINGATE MANAGEMENT COMPANY, L.P.
                                  its general partner

                              By:/s/ F.B. Hegi Jr.
                                 -----------------------------
                                 Frederick B. Hegi, Jr.,
                                 General Partner

                              Address:

                              750 N. St. Paul, Suite 1200
                              Dallas, Texas  75201
                              Attention:  Frederick B. Hegi, Jr.
                              Telecopy:  (214) 871-8799

                              With a copy to:

                              Weil, Gotshal & Manges LLP
                              100 Crescent Court, Suite 1300
                              Dallas, Texas  75201
                              Attention:  Mary R. Korby, Esq.
                              Telecopy:  (214) 746-777

    IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                              WINGATE AFFILIATES, L.P.,
                              as Unitholder


                              By:/s/ F.B Hegi, Jr.,
                                 -----------------------------
                                 Frederick B. Hegi, Jr.,
                                 General Partner

                              Address:

                              750 N. St. Paul, Suite 1200
                              Dallas, Texas  75201
                              Attention:  Frederick B. Hegi, Jr.
                              Telecopy:  (214) 871-8799

                              With a copy to:

                              Weil, Gotshal & Manges LLP
                              100 Crescent Court, Suite 1300
                              Dallas, Texas  75201
                              Attention:  Mary R. Korby, Esq.
                              Telecopy:  (214) 746-777

                                   EXHIBIT A
                                   ---------


Unitholder:    Wingate Partners, L.P.
Number of Units Issued:  1,320,773 Units
Shares of Loomis Common Stock contributed to the Trust: 1,320,773


Unitholder:    Wingate Affiliates, L.P.
Number of Units Issued:  23,660 Units
Shares of Loomis Common Stock contributed to the Trust: 23,660